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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 3, 2001, except as to information presented in Note 18, for which the date is August 31, 2001 relating to the financial statements and financial statement schedule of Quixote Corporation, which appears in Quixote Corporation's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 25, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS